Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Edward J. Lawson, President and Chairman of the Board

21st Century Holding Company

(954) 308-1257 or (954) 581-9993

or

INVESTOR RELATIONS COUNSEL:

The Equity Group Inc.

Devin Sullivan

(212) 836-9608

21st CENTURY HOLDING COMPANY REPORTS

RECORD Q3 EARNINGS OF $0.63 PER SHARE

AND RAISES GUIDANCE

Plantation, Florida, October 30, 2003 - 21st Century Holding Company (Nasdaq: TCHC), today reported results for the third quarter and nine months ended September 30, 2003 (see attached tables).

For the third quarter of 2003, the Company reported net income of $1,990,801, or $0.57 per diluted share based on 3,518,583 average diluted shares outstanding,as compared to net income of $1,746,730, or $0.58 per diluted share, based on 2,994,734 average diluted shares outstanding for the third quarter of 2002. For the nine months ended September 30, 2003, the Company reported net income of $6,413,136 or $1.97 per diluted share based on 3,249,452 average diluted shares outstanding, as compared to net income of $2,770,141 or $0.92 per diluted share based on 3,012,457 average diluted shares outstanding.  Outstanding warrants and options as of September 30, 2002 were anti-dilutive.  Net income and total revenue for the third quarter of 2002 included a $0.5 million realized loss on the Company’s WorldCom position.

Net premiums earned in the third quarter of 2003 increased 40.0% to $11.8 million from $8.5 million in the same period last year.

Total revenues for the third quarter of 2003 increased 27.0% to $15.0 million from $11.8 million in the same period last year.

Edward J. (Ted) Lawson, President & Chairman of the Board, said, “I am very pleased with our results for the third quarter.  As predicted, we had another solid quarter reflecting significant growth in premiums written from the property and general liability insurance lines.  Going forward we expect more of the same.  Guidance for calendar year ending December 31, 2003, which was $2.00 to $2.15 per share, is now being raised to $2.25 to $2.45 per share and we are continuing to project growth of between 20-30% per year in both our top and bottom line over the next several years starting in 2004.”

Mr. Lawson continued, “If anyone has any questions concerning our Company or these results, please don’t hesitate to call our CFO, Gordon Jennings, directly at 954-581-9993 ext. 1201, our CEO, Richard Widdicombe, directly at 954-581-9993 ext. 1254 or myself at 954-581-9993 ext. 1250.  Our 10Q will be released on or before November 15, 2003.  Thank you.”

About the Company

The Company, through its subsidiaries, underwrites standard and non-standard personal automobile insurance, flood insurance, mobile home insurance, homeowners’ property and casualty insurance and general liability insurance in the State of Florida and general liability insurance in the State of Georgia.  The Company also has underwriting authority and processes claims for third party insurance companies.  In addition to insurance services, the Company offers premium financing to its insureds. Lastly, the Company offers other ancillary services including licensing of its tax preparation software products, electronic income tax filing, tax preparation and tag and title transfer services.

The Company offers single and master franchise opportunities to individuals through its subsidiaries Fed USA Insurance/Financial Services and EXPRESSTAX® Franchise Corporation.

Safe harbor statements under the Private Securities Litigation Reform Act of 1995:  Statements in this press release that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein.  Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” or “continue” or the other negative variations thereof or comparable terminology are intended to identify forward-looking statements.  The risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions and projections generally; inflation and other changes in economic conditions (including changes in interest rates and financial markets); pricing competition and other initiatives by competitors; ability to obtain regulatory approval for requested rate changes and the timing thereof; legislative and regulatory developments; the outcome of litigation pending against the Company, and settlement thereof; risks related to the nature of the Company’s business; dependence on investment income and the composition of the Company’s investment portfolio; the adequacy of its liability for loss and loss adjustment expense (“LAE”); insurance agents; claims experience; limited experience in the insurance industry; ratings by industry services; catastrophe losses; reliance on key personnel; weather conditions (including the severity and frequency of storms, hurricanes, tornadoes and hail); changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation and health care and auto repair costs; and other matters described from time to time by the Company in releases and publications, and in periodic reports and other documents filed with the United States Securities and Exchange Commission.  In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures.  Accordingly results for a given reporting period could be significantly affected if and when a reserve is established for a major contingency.  Reported results may therefore appear to be volatile in certain accounting periods.

21st CENTURY HOLDING COMPANY

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Revenue:
Gross premiums written	$22,369,229	$16,362,504	$56,559,803	$7,174,213
Gross premiums ceded	(5,627,904)	(5,883,623)	(15,830,769)	(19,274,613)

Net premiums written	16,741,325	10,478,881	40,729,034	27,899,600

Increase (decrease) in prepaid reinsurance premiums	(2,486,527)	635,332	(2,550,620)	5,873,741
Decrease (increase) in unearned premiums	(2,404,301)	(2,649,636)	(4,921,972)	13,388,307)
Net change in prepaid reinsurance premiums and unearned premiums	(4,890,828)	(2,014,304)	(7,472,592)	(7,514,566)

Net premiums earned	11,850,497	8,464,577	33,256,442	20,385,034
Commission income	394,599	783,981	1,143,116	1,862,398
Finance revenue	984,644	1,106,128	3,247,673	3,359,780
Managing general agent fees	640,661	639,461	1,894,524	2,398,163
Net investment income	513,515	322,159	1,229,185	1,013,456
Net realized investments gains (losses)	33,765	3,223	1,453,465	(1,456,513)
Other income	603,740	503,638	2,603,805	2,378,468

Total revenue	15,021,421	11,823,167	44,828,210	29,940,786

Expenses:
Loss and loss adjustment expenses	6,322,281	4,228,536	20,603,737	10,743,363
Operating and underwriting expenses	2,969,357	2,242,805	8,308,604	7,453,487
Salaries and wages	2,356,613	1,980,388	6,714,432	5,926,632
Interest expense	177,466	95,207	287,350	294,925
Amortization of deferred acquisition costs, net	123,080	482,783	(914,412)	261,304

Total expenses	11,948,797	9,029,719	34,999,721	24,679,711

Income before provision for income tax expense	3,072,624	2,793,448	9,828,489	5,261,075
Provision for income tax expense	1,081,823	1,046,718	3,415,353	2,490,934

Net income	$1,990,801	$1,746,730	$6,413,136	$2,770,141

Basic net income per share	$0.63	$0.58	$2.09	$0.92

Weighted average number of common shares outstanding	3,158,753	2,994,734	3,074,913	3,012,457

Fully diluted net income per share	$0.57	$0.58	$1.97	$0.92

Weighted average number of common shares outstanding (assuming dilution)	3,518,583	2,994,734	3,249,452	3,012,457
Dividends declared per share	$0.10	$0.05	$0.26	$0.09

21st CENTURY HOLDING COMPANY

Balance Sheet Data

(Unaudited)

	Period Ending
	9/30/03	12/31/02

Total Cash & Investments	$52,716,811	$29,856,179
Total Assets	100,067,649	75,318,011
Unpaid Loss and Loss Adjustment Expense	24,041,304	16,983,756
Total Liabilities	73,973,230	57,220,347
Total Shareholders’ Equity	26,094,419	18,097,664